Exhibit 10.70

MAXIMUM GUARANTEE CONTRACT

(Applicable for Companies’ Guarantee)

Bank of Shanghai

MAXIMUM GUARANTEE CONTRACT
(Applicable to Guarantee Provided by Units)

Contract No.: ZDB 301100528

Guarantor: Ningbo.Litong Petrochemicals Co., Ltd.

Registration Location:                   Postcode:

Principal business place:              Postcode:

Tel: 86152818                                                Fax:

Opening bank for basic bank accounts:       Account No.:

Legal representative (responsible person):

Agent:                                                                   Tel:

Person for contact:                                              Tel

Email:                                                                 Website:

Loaner: Bank of Shanghai Ningbo Branch

Principal business place: No.1, Zhaohui Road, Jiangdong District, Ningbo

Postcode: 315040

Tel: 87979876                                                Fax: 87979875

Legal representative (responsible person):

Agent:                                                                    Tel:

Person for contact:                                               Tel:

Email:                                                                 Website:

In order to clarify the rights and obligations of both parties, according to the Property Law of the People’s Republic of China, the Guarantee Law of the People’s Republic of China and other laws, regulations and financial regulations, the loaner and the guarantor make this contract for common abidance.

(Caption: The in the contract indicate choice, the chosen one is indicated by √, the without chosen one is indicated by × .)

Article 1. The Principal Claims

The principal claims guaranteed in the contract is the debt principal (including loan principal, discount and money in advance) which happen due to a series of activities (one or the combination of many) listed during the claims period agreed in Item 2 in the contract made between the loaner and the loanee Ningbo Keyuan Plastics Co. Ltd., including comprehensive credit, loans, project financing, trade financing, discounting, overdrafts, factoring, v. letter and repurchase, loan commitments, guarantees, letters of credit, bill acceptance, and other services under the specific contract (hereinafter called "the main contract").

Article 2. Claims Period

The claims period is from November 29, 2011 to November 29, 2012.

Article 3. Limit of Maximum Principal Claims Guaranteed

The maximum principal claims guaranteed in the contract are limited to:

√(Currency ) RMB (Amount written in capitalization) 30million
×(Currency) ____ (Amount written in capitalization) ____
×(Currency)           (Amount written in capitalization) ____

Principal claims balance = Accumulated principal claims amount happened-
Accumulated principal claims amount paid

Article 4. Period for The Loanee to Pay the Debt

Period for The Loanee to Pay the Debt is the repayment limit agreed by the main contract under Term 1 of the contract.

Article 5. Guarantee Method

The guarantor guarantees the guaranteed claims to the loaner by shouldering joint liability.

Article 6. Scope of Guaranty

6.1 Scope of guaranty includes: debt principal, interest, default interest, penalty, compensation; all the bank fees concerning principal claims (including not limited to issuing fees, fees charged for amending letters of credit, fees for lading endorsement, acceptance fees, risk fees, registration fees, notary fees and insurance fees); claims realization fees (including not limited to collection fees, court costs, security fees, implementation fees, attorney fees, collateral disposal fees, advertising fees, auction fees, transfer fees, travel expenses) and other damage on the loaner caused by the loanee (the above claims are collectively referred to as “secured claims”).

6.2 If the scope of guaranty goes beyond the limit of maximum principal claims specified in Item 3 in the contract, the guarantor should also shoulder the guarantee obligation.

6.3 If it has been agreed in the main contract that the loanee should pay deposit, but the loanee does not pay or pay in less amount, the guarantor is obliged to pay instead.

Article 7. Guarantee Period

7.1 The guarantor’s obligation period is 2 years from the fulfillment expiry date of each debt in the main contract. If the debt in the main contract is divided into several parts (such as installment), and each part’s fulfillment period is different, the guarantee period is 2 years from the fulfillment expiry date of the last principal debt. If the loaner withdraw claims in advance because of the loanee’s default, the guarantor should shoulder the guarantee obligation in advance.

7.1.1 The principal debt’s fulfillment expiry date for loans, project financing, discounting, over draft and lending is the payment due date agreed in the main contract.

7.1.2 The principal debt’s fulfillment expiry date for letter of credit and bank guarantee is the payment date regulated in the payment note offered by the loaner.

7.1.3 The principal debt’s fulfillment expiry date for import and export letters of credit, export collection financing, export invoice discounting and packing loan is the financing due date agreed in the main contract.

7.1.4 If the loaner and the loanee consult to extend the debt, the principal debt’s fulfillment expiry date is the extended due date; if the loaner declares early due date, the fulfillment expiry date is the declared early due date.

7.2 The period for the guarantor to pay the margin and pay the added margin to shoulder the guarantee obligation to the loanee is 2 years since the date the loaner requires the loanee to pay; if the loaner requires the payment separately, the period is 2 year from each date of the separate payment and added payment required.

7.3 If the loaner does not get the pay off when the fulfillment period for part or all the claims has been due, the loaner has the right to require the guarantor to shoulder the guarantee obligation.

Article 8. Debt Settlement Order

Unless otherwise agreed, the below orders are abided when the guarantor’s any payment for fulfilling the guarantee obligation to the loaner happens: (1) pay the payable fees and taxes of the loanee under the main contract; (2) damages; (3) liquidated damages; (4) overdue interest and penalty interest under the main contract; (5) interest under the main contract; (6) the principal and other payment under the main contract.

Article 9. Declaration and Commitment

9.1 Guarantor’s declaration:

9.1.1 Guarantor is a legally established and validly existing independent civil subject, has all the essential civil rights and civil capacity required, and is able to sign the contract in its own name and perform the civil liability of the contract.

9.1.2 The guarantor’s signing the contract and fulfilling the obligation of the contract is totally out of true intention, and in accordance with company’s regulation; the signature personal representative of the guarantor has got all the essential legal authorization and violates no regulation and laws.

9.1.3 The fulfillment and enforcement of the contract will not conflict any laws and regulations that the guarantor must abide, neither will it violate any paper that the guarantor has signed.

9.1.4 The guarantor does not hide any events involved that may endanger the loaner’s interests such as regulation, arbitration, litigation, enforcement, claims event and others. Any of the guarantor’s property is under the situation of attachment, seizure, freezing, and other enforcement measures.

9.1.5 All the data and certificating papers provided by the guarantor to the loaner are authentic, legal and effective.

9.2 Guarantor’s commitment

9.2.1 The guarantor will accept and coordinate the loaner’s checking about security qualifications, privileges, credit status and the truth nature of the consent to provide writing papers for guarantee.

9.2.2 The guarantor has known that the scope of guarantee obligation may exceed the maximum of the claims.

9.2.3 If there is any other property security under the claims, the loaner has the right to choose to exercise other property security or require the guarantor to shoulder guarantee obligation, and the guarantor gives up the defense right on other property security, security sequence, changes of guarantee objects and the fulfillment order of the guarantee obligation.

9.2.4 The guarantor will timely provide according to the loaners requirement financial accounting reports and financial statements, and all the financial accounting reports should be signed and sealed by the legal representative or person authorized.

9.2.5 Names and Account of all banks should be provided.

9.2.6 Within period of validity, if the following significant situations on the guarantor’s side happen such as changes in management mechanism, changes in registered capital, changes in ownership, bankruptcy, dissolution, liquidation, revocation of business licenses and etc., the guarantor must notify the loaner 30days in advance. If the guarantor changes address, name, legal representative and etc., the guarantor should notify the loaner within 3 days.

9.2.7 If any of the events listed below happens, the guarantor must immediately notify the loaner with written form:

9.2.7.1 The guarantor has been or will be involved in significantly negative events, such as litigation, arbitration, administrative or other judicial proceedings.

9.2.7.2 The guarantor receives any notice, order or instruction from any government agencies that have great negative influence on the fulfillment of the obligation of the contract.

9.2.7.3 The guarantor has learned other events that may have significantly negative influence on the fulfillment of the obligation of the contract.

Article 10. The Realization of Guarantee Rights

10.1 If any of the situation below listed happens, the loaner has the right to send the guarantor written notices and require the guarantor to liquidate the guaranteed claims within 10 days after receiving the notices. The contents of the notices should include the total amount of the guaranteed claims and the details of each claim in the scope of the guaranteed claims (including amount, period and types etc.). The notices should have the same binding force to both parties unless there are obvious errors between the loaner’s corresponding calculation and the contents of the notices.

10.1.1 The loanee does not fulfill any debt in the main contract stated in Item 1 of this contract when the time is due.

10.1.2 The loaner requires the guarantor shoulder the guarantee obligation in advance when it happens that the loanee under the main contract defaults or the guarantor default in terms of this contract.

10.1.3 It happens that the loanee or the guarantor has the following situations that may influence the loaner’s claims realization: bankruptcy, dissolution, liquidation, revocation of business licenses, encounters of serious illness, accident, involvement in significant civil and criminal litigations, arbitration and etc.

10.1.4 The margin should be submitted (or submitted later) according to the contract, but the loanee does not fulfill the corresponding obligation, and the guarantor refuses to submit instead.

10.1.5 The guarantor violates the declaration and commitment or does not fulfill the other obligations of the contract.

10.1.6 Other situations that influencing the loaner to fulfill the claims realization.

Article 11. Rights and Obligations of Both Parties

11.1. Guarantor’s rights and obligations

11.1.1 The guarantor is obliged to pay to the loaner the guaranteed claims defined by the contract and clearly recorded in the written notices within 10 days after receiving as specified in Item 10.1.

11.1.2 The guarantee offered by the guarantor is independent, if there is a third party also providing guarantee for the loanee to fulfill the contract, the guarantor still should shoulder the whole guarantee obligation unless the loaner has agreed.

11.1.3 The guarantor’s rights and obligations in the contract are not able to be removed or influenced for the following situations:

11.1.3.1 The loaner offers grace for loanee’s repayment or negotiates debt reconciliation with the loanee.

11.1.3.2 The loaner sets up, changes or remove any rights in loanee’s respect.

11.1.3.3 Other guarantees under the guaranteed claims have been changed, delayed in fulfillment, removed, and lose partially or wholly.

11.1.3.4 The loanee’s obligations in the contract are affected because of the loanee’s bankruptcy, liquidation, dissolution or other events due to any law, regulation or administrative order.

11.1.4 In case that the loaner and the loanee change the principal contact, if the guarantor’s obligations are not increased, the guarantor’s agreement about the change needs not to be drawn, and the joint guarantee obligations are not able to be relieved because of this.

11.1.5 Within the period of validity, the guarantor is not allowed to guarantee for the third party without the loaner’s permission.

11.2 Loaner’s rights and obligations

11.2.1 The loaner has the rights to require at any time the loanee to provide financial reports and financial statements or other data that reflect the guarantor’s business condition.

11.2.2 If the guarantor does not fulfill the guarantee obligations as agreed in the contract, the loaner has the rights to directly deduct the guarantor’s money in the accounts opened at the Bank of Shanghai, Inc (including any level of branches) in order to liquidate the claims guaranteed by the guarantor.

11.2.3 The guarantee in the contract is independent of any guarantee rights that the loaner obtains now or will obtain in future. The loaner is allowed to directly carry out the guarantee rights in the contract without carrying out other guarantee rights firstly.

11.2.4 Unless the loaner expresses to give up the rights in the contract in writing, the loaner’s not carrying out and delaying to carry out the whole or partial right, and the loaner’s agreement for the loanee to repay later are not able to be taken as giving up the rights.

Article 12. The Contract’s Effectiveness, Amendment and Termination

12.1 The contract takes effect after the signature or seal of the legal representatives (responsible person) and agents of both parties.

12.2 After the contract has taken effect, any party can not amend or terminate the contract unauthorized. If amend or termination needed, the two parties shall negotiate an agreement and make a written contract.

Article 13. The Independency of The contract

13.1 The contract is independent of the main contract, the invalidation or the ceasing of the invalidation of the main contract does not affect the effectiveness of the contract. The guarantor shall shoulder the guarantee obligation of the civil obligation caused of the loanee to the loaner because of the invalidation of the whole contract or part of the contract.

13.2 The invalidation of part of the items in the contract does not affect the validation of other items; neither does it affect the loaner’s rights.

Article 14. Breach of the Contract

After the contract has taken effect, both parties should fulfill the obligations agreed in the contract, any party that does not fulfill or does not full fulfill should shoulder corresponding breach of the contract, and compensates the loss so caused to the other party.

Article 15. Applicable Law and Dispute Resolution

15.1 The contract is applicable to laws in China and is explainable accordingly.

15.2 If disputes appear in the fulfillment of the contract between the two parties, they can negotiate, as well as directly submit litigation to the people’s court in the loaner’s location.

15.3 If the contract has been enforced arbitration, when the debt fulfillment term ends, the loanee does not fulfill or does not fully fulfill the debt or the loaner realizes the claim in advance because the loanee has violates the contract, enforced implementation can be directly applied according to law.

Article 16. Force Majeure

If one party is not able to fulfill the obligation of the contract because of the force majeure, the party should notify the other party with written form within 10 days after the occurring date, and provides the written data issued by related agencies to certify the occurring of the force majeure.

Article 17. Notice Form and Delivery

17.1 Notice about related subjects of the two parties should be in written form and delivered to the corresponding party according to the principal business addresses listed in the contract.

17.2 When notices are delivered according to the address above, delivery date is: for delivery on a special trip, the date the recipient signed; for telegram and fax, the time fax and telegram arrived at the corresponding party; for post, postmark date for registered letter.

Article 18. Pending Issues

The pending issues of the contract are implemented according to the related laws, regulations and financial regulations of the nation.

Article 19. Indication and Specification

19.1 When the contract is signed, the loaner has stated and explained the item in the contract in detail to the guarantor, there is no disagreement about the contract items between both parties, and both parties have a correct understanding on the legal significance of related rights, obligations, limits on responsibilities and the disclaimer.

19.2 The loaner’s rights and obligations in the contract are able to be enjoyed and fulfilled by the loaner of the contract, or by the upper agencies the loaner belongs to.

Article 20. Consultation Supplementary

Article 21. Contract Copies

The contract has 3 duplicates, the loaner holds one, the guarantor holds one, and the arbitration agency holds one. The number of the duplicates is decided by needs and has the same legal force with the original one.

Loaner:	Guarantor:

(Seal)	(Seal)

Legal representative (Principal)	Legal representative (Principal)
GuiShen (Seal)	Liangcai Zhu (Seal)

Time: November 29, 2011
Place: No.1 Zhouhui Road Ningbo